UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2012

Wolverine World Wide, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-06024	38-1185150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9341 Courtland Drive Rockford, Michigan	49351
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (616) 866-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 19, 2012, David P. Mehney resigned from the Board of Directors of Wolverine World Wide, Inc. (the “Company”), effective immediately. Mr. Mehney tendered his resignation in accordance with the Company’s Corporate Governance Guidelines, which provide that a director must retire and resign from the Board of Directors at the Annual Meeting of Stockholders following his or her seventy-second birthday.

(e) On April 19, 2012, the stockholders of the Company approved the Amended and Restated Executive Long-Term Incentive Plan (3-Year Bonus Plan) (the “Restated Long-Term Plan”) and the Amended and Restated Executive Short-Term Incentive Plan (Annual Bonus Plan) (the “Restated Annual Bonus Plan” and together with the Restated Long-Term Plan, the “Plans”). The Board of Directors of the Company had previously adopted and approved the Plans on February 9, 2012, subject to stockholder approval. The Restated Long-Term Plan is designed to provide executive officers and key management employees with the opportunity for additional compensation based upon the achievement of corporate financial performance goals over a three-year period or part thereof. The Restated Annual Bonus Plan is designed to provide executive officers, senior corporate and divisional officers and other key employees with the opportunity for bonuses based on the performance of the business unit or units to which the employee is assigned.

Summaries of the material terms of the Plans are set forth on pages 56 to 62 of the Company’s Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on March 12, 2012, and are incorporated herein by reference. Those summaries and the foregoing description of the Plans are qualified in their entirety by reference to the text of the Plans, which are filed as Exhibit 10.1 and Exhibit 10.2 to this Form 8-K and are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 19, 2012, the Company held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”), at which the Company’s stockholders approved five proposals. The proposals voted upon at the Annual Meeting and the final results of the stockholder vote on each proposal were as follows:

Proposal 1: Election of Directors – Terms Expiring in 2015

The stockholders elected four candidates nominated by the Board of Directors to serve as directors of the Company for three-year terms expiring at the annual meeting of stockholders to be held in 2015 or until their respective successors, if any, have been elected and are qualified. The following sets forth the results of the voting with respect to each candidate:

Name of Candidate	Shares Voted
	For	Authority Withheld	Broker Non-Votes
Alberto L. Grimoldi	40,991,437	1,500,971	3,560,029
Joseph R. Gromek	41,830,818	661,590	3,560,029
Brenda J. Lauderback	42,058,879	433,529	3,560,029
Shirley D. Peterson	42,145,340	347,068	3,560,029

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The stockholders ratified the Audit Committee’s appointment of Ernst & Young LLP as the independent auditor of the Company for the current fiscal year. The following sets forth the results of the voting with respect to this proposal:

Shares Voted
For	Against	Abstentions	Broker Non-Votes
45,288,284	746,420	17,733	0

Proposal 3: Advisory Resolution on Executive Compensation

The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Annual Meeting. The following sets forth the results of the voting with respect to this proposal:

Shares Voted
For	Against	Abstentions	Broker Non-Votes
38,781,194	1,216,603	2,494,611	3,560,029

Proposal 4: Approval of Amended and Restated Executive Long-Term Incentive Plan (3-Year Bonus Plan)

The stockholders approved the Amended and Restated Executive Long-Term Incentive Plan (3-Year Bonus Plan). The following sets forth the results of the voting with respect to this proposal:

Shares Voted
For	Against	Abstentions	Broker Non-Votes
39,027,952	1,197,281	2,267,175	3,560,029

Proposal 5: Approval of Amended and Restated Executive Short-Term Incentive Plan (Annual Bonus Plan)

The stockholders approved the Amended and Restated Executive Short-Term Incentive Plan (Annual Bonus Plan). The following sets forth the results of the voting with respect to this proposal:

Shares Voted
For	Against	Abstentions	Broker Non-Votes
39,024,756	1,205,183	2,262,469	3,560,029

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

10.1	Amended and Restated Executive Long-Term Incentive Plan (3-Year Bonus Plan).

10.2	Amended and Restated Executive Short-Term Incentive Plan (Annual Bonus Plan).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 19, 2012	WOLVERINE WORLD WIDE, INC. (Registrant)

/s/ R. Paul Guerre
R. Paul Guerre Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Document

10.1	Amended and Restated Executive Long-Term Incentive Plan (3-Year Bonus Plan).

10.2	Amended and Restated Executive Short-Term Incentive Plan (Annual Bonus Plan).

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